FIFTH AMENDMENT TO OFFICE BUILDING LEASE

This Fifth Amendment to Office Building Lease (Fifth Amendment) is made and entered into as of February 15, 2013, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Summer Energy LLC. (as Tenant). Tenant is successor in interest to Original Tenants (Horizon Power Ltd.).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 (the " Initial Space ") in the building referred to as (the "Building").

WHEREAS, Landlord and Tenant extended the Lease under the First Amendment dated April 20, 2009, and under the Second Amendment dated March 8, 2010, third Amendment dated February 23, 2012, and Fourth Amendment to Lease dated April 9, 2012.

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for an extension of the Lease. The total Leased Premises is 6,467 square feet Net Rentable Area. To otherwise amend the Lease as hereinafter set forth below in this Fifth Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2013.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O Cushman & Wakefield, Inc.
   800 Bering, Suite 160
   Houston, TX. 77057
   (713) 978-7050

3. Renewal. The Term of the Lease is to expire on August 31, 2016 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Sq. Ft.	Monthly Base Rent
09/01/2013 – 08/31/2014	6,467	$10,913.06
09/01/2014 – 08/31/2015	6,467	$11,182.51
09/01/2015 – 08/31/2016	6,467	$11,451.98

All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Landlord shall provide Tenant a Tenant Improvement Allowance of $9.00 per square foot ($58,203) for improvements to the Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the all parties as being in full force and effect.

11. Signage. Landlord shall provide Tenant exterior monument signage and install such Building Standard graphics. Tenant shall be responsible for any damage to monument upon expiration of Lease.

EXECUTED as of the date first above written.

LANDLORD:	TENANT:
750 Bering L.P., a Texas Corporation	Summer Energy LLC
By: Gary Whitney	By: Neil Leibman CEO
Printed Name: Gary Whitney	Printed Name: Neil Leibman

As Its: Treasurer As Its: CEO

Exhibit A

RENEWAL OPTION

Renewal Option. As long as Tenant is not in default in the performance of its covenants under this lease, Tenant is hereby granted the option to renew the term of this lease for one (1) additional five (5) year period ("*Renewal Term*"), to commence at the expiration of the initial term of this lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord no earlier than twelve (12) months nor later than seven (7) months prior to the expiration of the initial term of this lease. Time is of the essence in the exercise of such renewal option. The renewal of this lease shall be upon the same terms and conditions of this lease, except (a) the Base Rental during the Renewal Term shall be the prevailing Market Base Rental Rate at the time the Renewal Term commences, but in no event less than the Base Rental (as adjusted from lease year to lease year pursuant to the terms of the lease) that Tenant is then paying under the terms of this lease for the last calendar year during the initial term of this lease, (b) Tenant shall have no option to renew this lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the Leased Premises will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

Market Base Rental Rate. Whenever used in this lease, the term "*Market Base Rental Rate*" shall mean Landlord's determination (which shall be conclusive and binding) of the annual gross rental rate per square foot (inclusive of expense pass-through additions) of Net Rentable Area then being charged by the Landlord in the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location, and/or floor level within the Building, extent of leasehold improvements existing, and other terms considered relevant by Landlord). Landlord shall provide Tenant with Landlord's determination of the Market Base Rental not later than thirty (30) days after Tenant exercises its option to renew. Tenant shall elect, within ten (10) business days thereafter, in a writing delivered to Landlord to either (i) accept Landlord's determination of the Market Base Rental Rate (in which case the lease shall be deemed renewed for the Renewal Term at such rate) or (ii) reject the same in which case Tenant shall be deemed to have withdrawn its exercise of the option to renew and this lease shall expire at the end of the initial term of this Lease. Failure by Tenant to provide such election within said ten (10) business day period shall constitute Tenant's election under clause (ii) of the preceding sentence.

FOURTH AMENDMENT TO OFFICE BUILDING LEASE

This Fourth Amendment to Office Building Lease (Fourth Amendment) is made and entered into as of April 9, 2012, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Summer Energy LLC. (as Tenant). Tenant is successor in interest to Original Tenant (Horizon Power Ltd.).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 (the " Initial Space ") in the building referred to as (the "Building").

WHERAS, Landlord and Tenant extended the Lease under the First Amendment dated April 20, 2009, and under the Second Amendment dated March 8, 2010, third Amendment dated February 23, 2012.

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for an extension of the Lease. The total Leased Premises shall be 6,467 square feet Net Rentable Area. To otherwise amend the Lease as hereinafter set forth below in this Fourth Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2012.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O Cushman & Wakefield, Inc.
   800 Bering, Suite 160
   Houston, TX. 77057
   (713) 978-7050

3. Renewal. The Term of the Lease is to expire on August 31,2013 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Sq. Ft.	Monthly Base Rent
09/01/2012 - 08/31/2013	6,467	$12,125.62

All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the all parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:
750 Bering L.P., a Texas Corporation

By: Gay Whitney

Printed Name: Gay Whitney

As Its: Treasurer

TENANT:
Summer Energy LLC

By: [signature]

Printed Name: Ron Danielson

As Its: MANAGING MEMBER


Suite 2080
Suite 206
Suite 2050
Suite 2040
Suite 2100
Suite 2020
Suite 200
Suite 270
Suite 225
Suite 225
Suite 220
Suite 201
Suite 210
Suite 225

800 BERING
Level 02

HATCHED AREA
6,467 NRA

For Leasing Information:
Tel: 713.963.2818
Fax:713.877.1965
CUSHMAN & WAKEFIELD

CDI DOUGLASS • PYE
COMPUTER DOCUMENTATION
(LEASED NET RENTABLE)
1276.CB
APRIL 10, 2012

ASSIGNMENT OF OFFICE BUILDING LEASE

THE STATE OF TEXAS §
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS §

THAT, for and in consideration of the sum of TEN DO LARS ($10.00) and other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned Horizon Power Ltc (hereinafter referred to as "Assignor") has BARGAINED, SOLD, TRANSFERRED and CONVEYED and by these presents does hereby BARGAIN, SELL, TRANSFER and CONVEY unto Summer Energy LLC, (hereinafter referred to as "Assignee") the Third Amendment To Office Building Lease attached hereto as Exhibit A

By this Assignment it is Assignor's intent that Lease Agreement described in the Third Amendment and all amendments and modi ations hereto are assigned and assumed by Summer Energy LLC in whole and in part.

TO HAVE AND TO HOLD the properties i assigned unto Assignee, its successors and assigns forever with no warranty of title either expressed or implied except by, through and under Assignor.

EXECUTED and effective this 1 day of November, 2011.

BY: Horizon Power Ltd.
Title:

"ASSIGNOR"

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this day personally appeared Tom O'Leary, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 4 day of Nov., 2011.

Notary Public in and for the
State of Texas

Neil M Leibman
My Commission Expires
08/29/2015

THIRD AMENDMENT TO OFFICE BUILDING LEASE

This Third Amendment to Office Building Lease (Third Amendment) is made and entered into as of February 23, 2011, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Horizon Power Ltd. (as Tenant).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 (the " Initial Spac_ _) in the building referred to as (the "Building").

WHERAS, Landlord and Tenant extended the Lease under the First Amendment dated April 20, 2009, and under the Second Amendment dated March 8, 2010.

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for an extension of the Lease for 3,060 square feet Net rentable Area (the "Expansion Space") commencing on April 1, 2011. The total Leased Premises shall be 6,467 square feet Net Rentable Area. To otherwise amend the Lease as hereinafter set forth below in this Third Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are no_ _rwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2011.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O Cushman & Wakefield, Inc.
   800 Bering, Suite 160
   Houston, TX. 77057
   (713) 978-7050

3. Renewal. The Term of the Lease is to expire on August 31 2012 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Sq. Ft.	Monthly Base Rent
04/01/2011 - 08/31/2012	6,467	$10,636.37

All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Renewal Option . Tenant shall continue to have the Renewal Option under Exhibit F under the Lease.

11. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the hiparties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:	**TENANT:**
750 Bering L.P., a Texas Corporation	Horizon Power Ltd.
By: ______________	By: [signature]
Printed Name: ______________	Printed Name: TOM D. O'LEARY
As Its: ______________	As Its: CHAIRMAN & COO


A
B

EXHIBIT F

RENEWAL OPTION

Renewal Option. As long as Tenant is not in default in the performance of its covenants under this lease, Tenant is hereby granted the option to renew the term of this lease for a period of thirty-six (36) additional months ("*Renewal Term*"), to commence at the expiration of the initial term of this lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord no earlier than twelve (12) months nor later than seven (7) months prior to the expiration of the initial term of this lease. Time is of the essence in the exercise of such renewal option. The renewal of this lease shall be upon the same terms and conditions of this lease, except (a) the Base Rental during the Renewal Term shall be the prevailing Market Base Rental Rate at the time the Renewal Term commences, but in no event less than the Base Rental (as adjusted from lease year to lease year pursuant to the terms of the lease) that Tenant is then paying under the terms of this lease for the last calendar year during the initial term of this lease, (b) Tenant shall have no option to renew this lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the Leased Premises will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

Market Base Rental Rate. Whenever used in this lease, the term "*Market Base Rental Rate*" shall mean Landlord's determination (which shall be conclusive and binding) of the annual gross rental rate per square foot (inclusive of expense pass-through additions) of Net Rentable Area then being charged by the Landlord in the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location, and/or floor level within the Building, extent of leasehold improvements existing, and other terms considered relevant by Landlord). Landlord shall provide Tenant with Landlord's determination of the Market Base Rental not later than thirty (30) days after Tenant exercises its option to renew. Tenant shall elect, within ten (10) business days thereafter, in a writing delivered to Landlord to either (i) accept Landlord's determination of the Market Base Rental Rate (in which case the lease shall be deemed renewed for the Renewal Term at such rate) or (ii) reject the same in which case Tenant shall be deemed to have withdrawn its exercise of the option to renew and this lease shall expire at the end of the initial term of this Lease. Failure by Tenant to provide such election within said ten (10) business day period shall constitute Tenant's election under clause (ii) of the preceding sentence.

SECOND AMENDMENT TO OFFICE BUILDING LEASE

This Second Amendment to Office Building Lease (First Amendment) is made and entered into as of March 8, 2010, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Horizon Power Ltd. (as Tenant).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 (the " Initial Space ") in the building referred to as (the "Building").

WHERAS, Landlord and Tenant extended the Lease under the First Amendment dated April 20, 2009.

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for an additional 3,060 square feet Net rentable Area (the "Expansion Space") commencing on April 1,2010 as shown on Exhibit A. The total Leased Premises shall be 6,467 square feet Net Rentable Area. To otherwise amend the Lease as hereinafter set forth below in this Second Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2009 for the Initial Space and The Project Operating Expenses for the Expansion Space shall be 2010.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O Cushman & Wakefield, Inc.
   800 Bering, Suite 160
   Houston, TX. 77057
   (713) 978-7050

3. Renewal. The Term of the Lease is to expire on August 31,2012 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Sq. Ft.	Monthly Base Rent
04/01/2010 – 09/30/2010	6,467	$10,253.87
10/01/2010 – 03/31/2011	6,467	$10,508.87
04/01/2011 - 08/31/2012	3,407	$5,536.37

All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Landlord shall clean up the space and make minor repairs to the walls and replace damaged ceiling tile. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Renewal Option . Tenant shall continue to have the Renewal Option under Exhibit F under the Lease.

12. Parking . Landlord shall provide 8 unreserved parking spaces during the Expansion space term 0f April 1,2010 through March 31,2010. Such spaces will be at no charge.

11. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:
750 Bering L.P., a Texas Corporation

By: [signature]

TENANT:
Horizon Power Ltd.

By: [signature]

Printed Name: Gay Whitney	Printed Name: Tom O. O'Leary
As Its: Treasurer	As Its: CHAIRMAN & COO

Repair items:

The following items are requested to be repaired/modified as part of this Agreement.

1. The office at the southwest corner requires touchup paint on several walls.
2. The interior conference room requires installation of a door which is missing and painting of the damaged wall.
3. Miscellaneous electrical work is required throughout the space which was discussed with Tammy Pizzitola.
4. Provide keys to the space (4) and keyed to match our existing space entry door if possible.
5. Repair damaged sheetrock from electrical work..

FOR LEASING INFORMATION:

CUSHMAN & WAKEFIELD
Global Real Estate Solutions

Howard W. "Chip" Horne, Jr.
Tel: 713 963 2841
Fax: 713 877 1965
chip.horne@cushwake.com

[redacted]

CUSHMAN & WAKEFIELD
Global Real Estate Solutions

Kevin Snodgrass
Tel: 713 963 2841
Fax: 713 877 1965
kevin.snodgrass@cushwake.com


FHC
A
B



DRAWING: MARKETING SHEET
DATE: 10.20.09

[redacted]

ABEL DESIGN GROUP, LTD.
One Greenway Plaza Suite 450
Houston, Texas 77046
(O) 713.622.8859 (F) 713.622.5655

FIRST AMENDMENT TO OFFICE BUILDING LEASE

This First Amendment to Office Building Lease (First Amendment) is made and entered into as of April 20, 2009, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Horizon Power Ltd. (as Tenant).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 in the building referred to as (the "Building").

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for and extend the term, and to otherwise amend the Lease as hereinafter set forth below in this Second Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2009.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O CBRE
   800 Bering, Suite 160
   Houston, TX. 77057
   (713) 978-7050

3. Renewal. The Term of the Lease is extended to expire on August 31,2012 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Monthly Base Rent
09/01/2009 – 08/31/2012	$5,536.37

   All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Landlord shall upon Tenant's request

repaint the existing Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Landlord shall credit the amount of $2,354.81 towards Tenant's operating expenses due for 2008.

11. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:	**TENANT:**
750 Bering L.P., a Texas Corporation	Horizon Power Ltd.
By: Gay Whitney	By: [signature]
Printed Name: Gay Whitney	Printed Name: TOM D. O'LEARY
As Its: Treasurer	As Its: CHAIRMAN & COO
	4/20/2009

FIRST AMENDMENT TO OFFICE BUILDING LEASE

This First Amendment to Office Building Lease (First Amendment) is made and entered into as of April 20, 2009, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and Horizon Power Ltd. (as Tenant).

WITNESSETH

WHEREAS, 750 Bering LP a Texas limited partnership ("Landlord") and Tenant entered into that certain office lease dated August 1, 2006 (the "Lease") with respect to the lease of approximately 3,407 square feet Net Rentable Area on floor 2 in the building referred to as (the "Building").

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for and extend the term, and to otherwise amend the Lease as hereinafter set forth below in this Second Amendment to Office Building Lease.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2009.

   Notice Address for Landlord:
750 Bering, L.P.
C/O CBRE
800 Bering, Suite 160
Houston, TX. 77057
(713) 978-7050

3. Renewal. The Term of the Lease is extended to expire on August 31,2012 (the Expiration Date).

4. Base Rent. Upon the Effective Date, monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	Monthly Base Rent
09/01/2009 – 08/31/2012	$5,536.37

   All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Landlord shall upon Tenant's request

repaint the existing Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each an every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

10. Landlord shall credit the amount of $2,354.81 towards Tenant's operating expenses due for 2008.

11. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:
750 Bering L.P., a Texas Corporation

By: ______________________

Printed Name: ______________________

As Its: ______________________

TENANT:
Horizon Power Ltd.

By: [signature]

Printed Name: TOM D.O'LEARY

As Its: CHAIRMAN & COO
4/20/2009

LEASE AGREEMENT

between

750 BERING LP,
a Texas limited partnership

and

Horizon Power Ltd,
a Texas Corporation

TABLE OF CONTENTS

LEASE AGREEMENT

This Lease Agreement (the "lease") is entered into by and between **750 BERING LP,** a Texas limited partnership (hereinafter called *"Landlord"*), and Horizon Power Ltd, a Texas Corporation (hereinafter called *"Tenant"*), and shall be effective as of the date set forth below Landlord's signature (the "*Effective Date*").

WITNESSETH:

I

1.01 **Leased Premises.**

(a) Subject to and upon the terms hereinafter set forth, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 3,407 square feet of *"Net Rentable Area"* (hereinafter defined) on the 2nd floor(s), Suite No. 250, in the building known as **"800 Bering"** (the *"Building"*) which Building is located at **800 Bering**, Houston, Harris County, Texas, on the real property more particularly described on **Exhibit A** attached hereto and made a part hereof for all purposes (the "*Land*"). The space hereby leased in the Building by Tenant from Landlord is hereinafter called the *"Leased Premises"* and is outlined on the floor plan drawing attached hereto as **Exhibit B** and made a part hereof for all purposes. The Land, Building, all other improvements now or hereafter on the Land, the facilities designated from time to time by Landlord to serve as parking facilities (the *"Parking Facilities"*) for the Building or the Other Building (hereinafter defined) and all appurtenances to the foregoing are sometimes collectively referred to herein as the *"Property"*.

(b) The term *"Net Rentable Area,"* as used herein, shall refer to (i) in the case of an entire floor leased to a single tenant, the total square footage of all floor area measured from the inside surface of the exterior glass line of the Building to the inside surface of the opposite exterior glass line or finished outer walls, including balcony areas, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation of the square footage of the General Common Areas, and (ii) in the case of a floor leased to more than one tenant, the total square footage of all floor areas within the inside surface of the exterior glass line of the Building enclosing the Leased Premises and measured to the mid-point of demising walls (i.e., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common Areas (defined below), and from General Common Areas) including balcony areas, excluding only Service Areas, plus an allocation of the square footage of the General Common Areas and an allocation of the square footage of the On-Floor Common Areas. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building.

The term *"Usable Area"* as used in this lease shall mean the Net Rentable Area of the Leased Premises minus all On-Floor Common Areas and General Common Areas which were included therein.

(c) *"Service Areas"* shall mean the areas within (and measured from the midpoint of the walls enclosing, or from the inside surface of the exterior glass enclosing, as the case may be) Building stairs, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts. Areas for the specific use of Tenant or other tenants of the Building or installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas.

(d) *"General Common Areas"* shall mean those areas within (and measured from the midpoint of the walls or from the inside surface of the exterior glass enclosing) the Building's elevator machine rooms, main mechanical rooms, electrical rooms, and public lobbies, engineering and cleaning staging areas, and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Net Rentable Area of the Leased Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all Net Rentable Area contained in the Building (excluding the allocation of the General Common Areas).

(e) *"On-Floor Common Areas"* shall mean those areas within (and measured from the midpoint of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation of the square footage of the On-Floor Common Areas shall be equal to the total On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the Net Rentable Area of the portion of the Leased Premises (excluding the allocations of General Common Areas and On-Floor Common Areas) located on said floor and the denominator of which is the total of all Net Rentable Area on said floor (excluding the allocations of General Common Areas and On-Floor Common Areas).

(f) *"Project"* shall mean the Building, the building (herein called the *"Other Building"*) located at [750 Bering] [800 Bering] and all other facilities, appurtenances and improvements used or owned in connection therewith.

(g) The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated and agreed for all purposes to be 3,407 square feet of Net Rentable Area, regardless of whether the same is actually more or less. The Net Rentable Area of the Building as of the Effective Date is 92,496 square feet. The Net Rentable Area of the Project as of the Effective Date is 206,692.

1.02 **Term.**

(a) Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this lease shall commence on the Commencement Date (defined below) and shall expire thirty-six (36) months after the Commencement Date at 12:00 P.M. (provided, however, that the term shall be extended by the number of days, if any, necessary to provide for an expiration date on the last calendar day of the calendar month of expiration), unless sooner terminated in accordance with the provisions hereof. The word "*term*" as used herein means the initial 36 month term hereof and, when expired, each renewal term.

(b) As used herein, *"Commencement Date"* means the earliest to occur of (i) the date the Completion Date would have occurred but for Tenant Delay, as such term is defined in **Exhibit C** attached hereto, or (ii) the date upon which Tenant commences conducting its business from all or any portion of the Leased Premises. The Commencement Date is estimated to be September 1, 2006.

(c) If and only if **Exhibit F** is attached to this lease, Tenant shall have the right to renew and extend the term of this lease upon the terms and conditions set forth therein.

1.03 **Use.**

The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and sublessees) solely for the purpose of office space for general office purpose and for no other purpose. The Leased Premises shall not be used for any purpose which would create unreasonable elevator loads or otherwise unreasonably interfere with Building operations, and Tenant shall not engage in any activity which is not in keeping with the first class standards of the Building. In no event may Tenant (or any assignee or sublessee of Tenant) use or conduct business within the Leased Premises which in any manner violates any exclusive rights granted by Landlord (or its predecessors in interest) under any lease covering any portion of the Building. Tenant will not keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building, or use any apparatus which might make undue noise or create vibrations in the Building.

1.04 **Landlord's Relocation Right.**

(a) Upon sixty (60) days written notice (the "*Relocation Notice*") to Tenant, Landlord may substitute for the Leased Premises other premises in the Building (the "*New Premises*") on a date of relocation (the "*Relocation Date*") specified therein, provided:

(i) The New Premises shall be similar in area to the Leased Premises;

(ii) Landlord and Tenant shall cooperate in good faith in making any changes to the Construction Documents (as defined herein and as may be applicable depending upon which, if any, of the foregoing has then been prepared at the time of Landlord's election to relocate the Leased Premises) so as to conform the leasehold improvements in the New Premises as closely as practicable to those planned for the Leased Premises; and

(iii) All reasonable expenses of moving Tenant and decorating the New Premises with substantially the same leasehold improvements as the Leased Premises shall be at the expense of the Landlord, including the physical move, telephone installation , stationery costs, data cabling and other direct expenses associated with the relocation.

(b) The Relocation Notice shall specify Landlord's election to enter into a new lease ("*New Lease*") with Tenant covering the New Premises for a term equal to either (i) the full term of this lease, or (ii) the remainder of the term of this lease as of the Relocation Date. Within forty-five (45) days following receipt of the Relocation Notice, Tenant shall have the option to either (i) enter into the New Lease with Landlord for the term specified in the Relocation Notice effective on the Relocation Date; or (ii) terminate this lease effective as of the Relocation Date. Failure of Tenant to choose either option shall cause this lease to terminate effective on the Relocation Date. Notwithstanding the foregoing, if Tenant elects to enter into a New Lease, Landlord shall have the option to tender the improved New Premises to Tenant on any date within a thirty (30) day period prior to or after the Relocation Date, in which event the term of the New Lease shall commence on the date of tender of possession of the New Premises.

(c) The New Lease shall provide that from the Relocation Date through the expiration of the primary term of this lease (the initial term of this lease but for the termination of this lease pursuant to this section), Base Rental for the New Premises shall be calculated as follows: (i) for up to the then current Net Rentable Area of the Leased Premises, at the rate in effect under this lease as of the Relocation Date; and (ii) for any portion of the New Premises in excess of such Net Rentable Area, at the then-quoted Building rental rate as determined by Landlord. For the remainder of the term of the New Lease, if applicable, Base Rental for the entire New Premises shall be calculated at the then quoted Building rental rate as determined by Landlord.

1.05 **Survival.**

Any claim, cause of action, liability or obligation arising under the term of this lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto shall survive the expiration or any earlier termination of this lease, notwithstanding any contrary provisions hereof.

1.06 **Condition of Leased Premises.**

As a material inducement to Landlord to execute and deliver this lease, Tenant agrees that it will accept the Leased Premises and leasehold improvements therein (other than the leasehold improvements to be constructed by Landlord in accordance with **Exhibit C** hereto) in its AS IS condition, WITH ALL FAULTS. Tenant acknowledges that neither Landlord nor any of its purported representatives or agents has made (and Landlord hereby specifically disclaims any and all) representations and warranties of any kind or character as to the condition of the Leased Premises, (other than the leasehold improvements to be constructed by Landlord in accordance with **Exhibit C** hereto) either express or implied, including without limitation, warranties of fitness for any purposes or any particular use or commercial habitability. Without limiting the foregoing, Tenant acknowledges that Landlord does not warrant that the Leased Premises or the Building are free from hazardous materials (as defined in Section 4.05(b) below) and that no presence of any such materials shall constitute an eviction, actual or constructive, of Tenant nor entitle Tenant to an offset against its obligations hereunder. Upon request, Landlord will provide Tenant with a copy of the most recent environmental engineering report for the Property.

II

2.01 **Rental Payments.**

(a) Commencing on the Commencement Date, and continuing thereafter throughout the full term of this lease, Tenant hereby agrees to pay the Base Rental (defined below) in accordance with this Section 2.01 and Section 2.02, and Tenant's Forecast Additional Rental (defined below) and Tenant's Additional Rental Adjustment (defined below) in accordance with this Section 2.01 and Section 2.03. Upon execution of this lease by Tenant, Tenant shall deliver to Landlord the Base Rental for the first month of the lease plus the Security Deposit required to be paid under Section 2.05. For purposes of this lease, the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment and the Parking Rent (defined below) shall collectively be referred to as "*Rent*". The Base Rental and Tenant's Forecast Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the initial term of this lease and any extensions or renewals hereof, and Tenant hereby agrees to so pay such rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance.

(b) If the Commencement Date is other than the first day of a calendar month or if this lease expires on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be thirty (30). If the term of this lease commences or expires on other than the first day of a calendar year, Tenant's Forecast Additional Rental and Tenant's Additional

Rental shall be prorated for such commencement or expiration year, as the case may be, by multiplying Tenant's Forecast Additional Rental and Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the lease term during the commencement or expiration year, as the case may be, and the denominator of which shall be 365 or 366, as the case may be. In such event, the calculation described in Section 2.03(d) shall be made as soon as possible after the expiration of the calendar year in which this lease so terminated. Landlord and Tenant hereby agree that the provisions of this Section 2.01(b) shall survive the expiration or termination of this lease.

(c) Tenant agrees to pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this lease at the times and in the manner provided in this lease, without abatement, demand, set-off or counterclaim. All Rent and other sums of whatever nature owed by Tenant to Landlord under this lease shall bear interest from the fifth (5th) day after the date due thereof until paid at the maximum interest rate per annum allowed by law. In addition, Tenant shall pay as a late charge in the event any installment of Rent or any other charge owed by Tenant hereunder is not paid when due, an amount equal to five percent (5%) of the amount due for each and every thirty (30) day period or portion thereof, that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity.

2.02 **Base Rental.**

Throughout the initial term of this lease, Tenant hereby agrees to pay the Base Rental. As used herein, *"Base Rental"* shall be adjusted pursuant to the terms of this lease.

Rental Period	Monthly Rental
09/01/2006 –08/31/2007	$4,542.66
09/01/2007 – 08/31/2008	$4,826.58
09/01/2008 – 08/31/2009	$5,110.50

2.03 **Additional Rental.**

(a) Commencing with the calendar year in which the Commencement Date occurs and continuing thereafter for each calendar year during the full term of this lease, Landlord shall present to Tenant prior to the beginning of said calendar year (or for the calendar year in which the lease term commences, on the Commencement Date) a statement of Tenant's Forecast Additional Rental.

(b) As used herein, *"Tenant's Forecast Additional Rental"* shall mean Landlord's reasonable estimate of Tenant's Additional Rental (defined below) for the coming calendar year (or, in the calendar year in which the lease term commences, for such calendar year).

(c) *"Tenant's Additional Rental,"* as that term is used herein, shall be computed on a calendar year basis and shall mean the sum of Tenant's Percentage Share (defined below) of Operating Costs (defined below), to the extent such sum exceeds Tenant's Percentage Share of Operating Costs during the "Base Year". There is established under this lease a *"Base Year"*, which for these purposes is the calendar year 2006. As used herein, *"Tenant's Percentage Share"* shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Leased Premises and the denominator of which is the greater of (i) 95% of all Net Rentable Area in the Building and the Other Building, or (ii) the percentage of all Net Rentable Area in the Building and the Other Building actually leased.

(d) After the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the term of this lease, Landlord shall provide Tenant a statement comparing the Base Year's Operating Costs and Operating Costs for each such calendar year and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event that Tenant's Forecast Additional Rental actually paid by Tenant exceeds Tenant's Additional Rental for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, upon expiration of this lease, in the form of Landlord's check) an amount equal to such excess. In the event that Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference (*"Tenant's Additional Rental Adjustment"*). The provisions of this paragraph shall survive any expiration, termination or cancellation of this lease.

(e) Tenant, at Tenant's sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within ninety (90) days after receipt of aforesaid statement showing Operating Costs for the preceding calendar year, to audit, at the place where Landlord maintains its books and records, Landlord's books and records pertaining only to such Operating Costs for such preceding calendar year, provided such audit (i) commences within thirty (30) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion, (ii) that Tenant or Tenant's employee is present at all times during the audit, (iii) such audit does not unreasonably interfere with the conduct of Landlord's business, (iv) such audit is performed by an auditing firm which is commonly known to be reputable, and (v) said auditing firms signs a nondisclosure agreement in favor of Landlord, acceptable to Landlord in all respects, agreeing that information derived from such audit shall not be used directly or indirectly in connection with soliciting additional auditing business from other existing, previous or future tenants in the Project. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. Notwithstanding anything to the contrary set forth in this Section 2.03(e), however, in no event shall Tenant ever be permitted to audit or cause to be audited Landlord's records concerning Operating Costs through, or with the assistance of, auditors or others whose compensation is contingent upon, or the amount of whose compensation is affected by, the outcome of such audit, in whole or in part, or on any

payment or reimbursement by Landlord to Tenant in connection with such audit, or which is otherwise done in whole or in part on any basis other than reasonable hourly charges for the hours expended in the performance of such audit, and reimbursement of reasonable out-of-pocket expenses incurred by such auditors in connection with such audit. Notwithstanding the foregoing, in lieu of permitting Tenant the right to audit Landlord's books and records as aforesaid, Landlord may elect to provide Tenant with a copy of an audit of Operating Costs prepared by the Landlord's independent auditors.

2.04 **Operating Costs.**

(a) For the purposes of this lease, *"Operating Costs"* shall mean all (or where specified by Landlord as hereinafter permitted or required, an amortized portion of) expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or the Other Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, maintenance, or operation of the Project during each calendar year, including, but not limited to, the following:

(i) Management fees and all costs of operating the management offices;

(ii) wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, maintenance or access control, as reasonably allocated by Landlord;

(iii) cost of all supplies, tools, equipment and materials to the extent used in operations and maintenance, as reasonably allocated by Landlord;

(iv) cost of all utilities including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

(v) cost of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, Parking Facilities' operations, window cleaning, elevator maintenance, janitorial service and landscaping maintenance;

(vi) cost of repairs and general maintenance (excluding repairs, alterations and general maintenance paid by proceeds of insurance), or if and to the extent Landlord so elects in order to reduce the amount of Operating Costs paid by tenants of the Project in any given year or years, Landlord may at its option amortize such cost based upon any amortization schedule chosen by Landlord in its sole and absolute discretion, in which event the amortized portion of such repair and maintenance costs (whether such costs were incurred in the same year or in any prior year) shall be included as an Operating Cost in each year of the amortization schedule as selected by Landlord;

(vii) amortization of the cost (together with reasonable financing charges and installation costs), based upon any amortization schedule selected by Landlord in its sole and absolute good faith discretion,

of any system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Operating Costs, (ii) promoting safety or (iii) complying with governmental requirements in each case whether such costs were incurred in the same year or in any prior year;

(viii) the cost of all insurance, including, but not limited to, the cost of casualty, flood, rental abatement and liability insurance, and insurance on Landlord's personal property, plus the cost of all deductible payments made by Landlord in connection therewith;

(ix) the cost of reasonable legal and accounting fees;

(x) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project and said common areas or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project and said common areas or their operation, excluding, however, taxes and assessments attributable to the personal Project of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the term of this lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Project, shall be deemed to be included within the Operating Costs. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in Operating Costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Base Value (as defined in Section 6.03 below) allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Costs for such year.

(b) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not provided with Building Standard Services (as defined in Section 3.01 below) or is not completely occupied, Landlord shall compute all Variable Operating Costs (defined below) for such calendar year as though the entire Building and the Other Building was provided with Building Standard Services and was completely occupied. For purposes of this lease the term

"Variable Operating Costs" shall mean any Operating Cost that is variable with the level of occupancy of the Building or the Other Building (e.g. tenant utilities and tenant cleaning services). In the event that Landlord excludes from Operating Costs any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or the Other Building, Landlord shall have the right to increase Operating Costs by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred.

(c) **f the Effective Date, the Building and the Other Building all operated as a single project or development and, as reflected above, Operating Costs and Tenant's Percentage Share are calculated and determined based upon such combined operation. If at anytime during the term, the owner(s) of the Building and the Other Building elect to discontinue such combined operation, then upon written notice thereof to Tenant, (a) Operating Costs shall be calculated upon and with respect to the Property (but may also include costs attributable to any agreements between such owners relating to the operation of common driveways, utility facilities, signage, lighting and the Parking Facilities), and (b) Tenant's Percentage Share shall be adjusted to and mean a fraction, the numerator of which is the total of square feet of Net Rentable Area within the Leased Premises and the denominator of which is the greater of (i) 95% of the Net Rentable Area in the Building and (ii) the percentage of all Net Rentable Area in the Building actually leased.**

Tenant is not responsible for any additional operating expenses associated with the Bank space or Bank drive-thru or any added security cost associated with the Bank located at 750 Bering.

2.05 **Security Deposit.**

Tenant hereby agrees to pay to Landlord, in cash or by certified check, a security deposit equal in amount to four thousand, five hundred forty two and 66/100 dollars ($4,542.66) on the day this lease is executed by Tenant (the *"Security Deposit"*) as security for the faithful performance and observance by Tenant of the terms, provisions, agreements, covenants and conditions of this lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of any default or event of default under this lease. Tenant shall not be entitled to receive and shall not receive any interest on the Security Deposit, and Landlord may co-mingle the same with other monies of Landlord. Subject to the requirements of applicable law, upon the occurrence of any event of default by Tenant, including but not limited to Tenant's failure to pay Rent, Landlord may, from time to time, without prejudice to any other remedy and without waiving such event of default, use, apply or retain the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any event of default of Tenant hereunder, or to satisfy, in whole or in part, any claim of Landlord for damages or losses that Landlord has suffered, or reasonably estimates that it will suffer, due to Tenant's event of default hereunder, or to pay the cost of any damage, injury, expense or liability caused by any event of default by Tenant hereunder. Following any such application of the Security Deposit, and if this lease has not terminated, Tenant shall deposit with Landlord additional monies equal to the amount so used within ten (10) days after request therefore. Tenant shall not assign or encumber the Security Deposit in any manner, and Landlord shall not be bound by any such assignment or encumbrance. Subject to the requirements of applicable law, upon the termination of this lease (or upon such other time if required by applicable law), Landlord shall,

within the time period required by applicable law, return to Tenant the portion of the Security Deposit remaining after any such application and deducting all damages, charges and other amounts permitted by the lease and subject to applicable law, together with a written description and itemized list of any deductions from the Security Deposit (if and to the extent such description and itemization is required to be furnished to Tenant under applicable law). For purposes of applicable law regarding security deposits, Tenant agrees that there shall be conclusively deemed to be no controversy concerning the amount of Rent owed under this lease unless Tenant shall have sent written notice to Landlord asserting the existence of such controversy, and specifying the nature and details of such controversy and the position of Tenant as to such controversy, prior to the vacation or surrender of the Leased Premises by Tenant. Tenant shall be obligated to furnish Landlord in writing a forwarding address for the return of any balance of the Security Deposit (and any itemization of deductions from the Security Deposit which may be required to be furnished to Tenant under this lease), no later than the date on which Tenant surrenders or otherwise vacates the Leased Premises. Tenant agrees that no time period in which Landlord may be required to return any balance of the Security Deposit and any itemization of deductions to Tenant under applicable law shall commence to run unless and until such forwarding address has been furnished by Tenant to Landlord in writing. Upon any sale, transfer or lease of the Building, Landlord may transfer any Security Deposit to the purchaser, transferee or lessee (each, a "*transferee*") and, upon such sale, transfer or lease and the delivery to Tenant of an acknowledgement by the transferee of such transferee's responsibility for the Security Deposit, Landlord shall be released by Tenant from all liability for the return of such Security Deposit, and Tenant shall look solely to the transferee for the return of any Security Deposit. It is agreed that the provisions hereof shall apply to every sale, transfer or lease made of any Security Deposit to a transferee. Regardless of any assignment of this lease by Tenant, Landlord may return the Security Deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment by Tenant of the right to receive such amount or any part of the balance thereof. Notwithstanding the foregoing, to the fullest extent it may lawfully and effectively do so, Tenant hereby WAIVES the benefits afforded to it, and the obligations imposed upon Landlord, in regards to the Security Deposit under applicable law including Sections 93.004 through 93.011 of the Texas Property Code dealing with security deposits, as the same may be amended or superceded from time to time.

III

3.01 **<u>Services.</u>**

So long as Tenant is not in default hereunder, Landlord shall furnish the following services to the Leased Premises during the term of this lease (*"Building Standard Services"*):

(a) Hot and cold domestic water and common use rest rooms and toilets at locations provided for general use and as reasonably deemed by Landlord for the comfortable use and occupancy of the Building.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord for the comfortable use and occupancy of the Building, and on such dates and at such times as are more particularly described on **Exhibit D** attached hereto and incorporated herein.

(c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord for the comfortable use and occupancy of the Building.

(d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (defined in **Exhibit D** hereto), in a manner that Landlord reasonably deems to be consistent with that provided in buildings similarly situated to the Building; provided, however, if Tenant's floor coverings or other improvements are other than Building Standard, Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto. As used in this lease, *"Building Standard"* means the type, brand, quantity and quality of materials, finishes and workmanship from time to time specified by Landlord as standard for the Building.

(e) Access control services for the Property comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in suburban Houston, Texas; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees, guests, invitees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises or the Property, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

(f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical connected load (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed one (1.00) watt per square foot of Usable Area; and (ii) lighting and equipment of high voltage electrical connected load (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed three and five tenths (3.50) watts per square foot of Usable Area (each such rated electrical design load to be hereinafter referred to as the *"Building Standard Rated Electrical Design Load"*). Tenant shall be allocated Tenant's pro rata share of the circuits provided on the floor(s) Tenant occupies (*"Building Standard Circuits"*).

Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard Circuits, Landlord may elect, at its option, (and at Tenant's expense) to install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated feeders and equipment, based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels, feeders and equipment shall be hereinafter referred to as the *"Additional Electrical Equipment"*). If the Additional Electrical Equipment

is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

If any of Tenant's electrical equipment requires conditioned air in excess of air conditioning in the amounts, times and specifications normally provided by Landlord, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

If Tenant shall consume electrical current in excess of one half kilowatt hour per square foot of Net Rentable Area per month, Tenant shall pay to Landlord the actual costs to Landlord to provide such additional consumption.

(g) Replacement of all Building Standard fluorescent bulbs in all areas and replacement of all incandescent bulbs in General Common Areas, Service Areas and On-Floor Common Areas.

(h) Non-exclusive cab passenger elevator service to the Leased Premises during Building Operating Hours (as defined in **Exhibit D**) and at least one (1) cab passenger elevator service to the Leased Premises twenty-four (24) hours per day (subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

To the extent the services described in subsection 3.01 (a), (b), (c), (f) and (h) above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish the services described in this Section 3.01, or any cessation or slow-down thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction, actual or constructive, of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services.

3.02 **Keys and Locks.**

Landlord shall furnish Tenant with three (3) keys for each Building Standard lockset on code required doors entering the Leased Premises from public areas. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this lease, Tenant shall surrender to Landlord all keys to any locks or doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

3.03 **Graphics, Building Directory Board and Name.**

Landlord shall provide and install all graphics, letters, and numerals at the entrance to the Leased Premises and one (1) identification strip(s) containing a listing of Tenant's name and such other information as Tenant shall reasonably require on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in the Building Standard graphics. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Leased Premises, unless approved in writing by Landlord. Tenant may request at Tenant's expense that Landlord place a sign at the top of the atrium stairs to direct guests to our space.

3.04 **Parking.**

(a) Landlord agrees to provide, and Tenant obligates itself to rent, for the term, one (1) assigned parking permits (*"Reserved Permits"*) and four (4) unassigned parking permits (*"Unassigned Permits"*) for the parking of automobiles in spaces and locations from time to time designated by Landlord in the Parking Facilities. Tenant shall rent all such permits for the entire term unless Landlord and Tenant should agree otherwise. Notwithstanding any contrary provisions hereof, the rights of Tenant hereunder shall terminate or expire simultaneously with the termination, cancellation or expiration of this lease. Tenant shall provide to Landlord such information and documentation evidencing the number of Tenant's full-time employees located within the Leased Premises as Landlord shall reasonably request, from time to time. Landlord shall also provide unassigned visitor parking in a portion of the Parking Facilities on pay basis at such rates and upon such conditions as Landlord or Landlord's agent shall establish from time to time.

(b) The rent for parking permits leased by Tenant hereunder is currently at the rate of zero Dollars ($0.00) per unassigned parking space per month *("Unassigned Parking Rent")* (the Reserved Parking Rent and Unassigned Parking Rent are hereinafter referred to as the *"Parking Rent"*). The initial aggregate Parking Rent due each month from Tenant is, accordingly, zero Dollars ($0.00). Tenant shall also be responsible for the payment of state and local taxes thereon. Said rentals shall be considered to be due and payable in advance on the first day of each calendar month during the term of this lease (or, in the event the lease term commences on a date other than the first day of a calendar month, a pro rata portion of said rental rate shall be due and payable on the Commencement Date). The Parking Rent may be adjusted by Landlord from time to time to the then prevailing rates being charged by Landlord for reserved and unassigned parking permits in the Parking Facilities. Tenant shall pay all monthly installments of Parking Rent hereunder on or before the first day of each calendar month to Landlord (or Landlord's designee) at the same time Tenant makes payments of monthly installments of Base Rental. Landlord shall have the option to adjust parking rates during any renewal terms to the then prevailing market rate plus all state and local taxes. Tenant may request one (1) Reserved Parking space at a monthly parking rate of thirty-five dollars ($35.00) per month.

(c) Landlord or the operator of the Parking Facilities may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Parking Facilities, and Tenant agrees to abide by such rules and regulations. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking permits or the use thereof by Tenant's personnel, agents, employees, contractors, guests or invitees.

IV

4.01 Care of Leased Premises.

Tenant shall not commit or allow to be committed by Tenant's employees, agents, visitors invitees or contractors, any waste or damage to any portion of the Leased Premises, or the Property. Upon the expiration or any earlier termination of this lease, Tenant shall surrender the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear excepted. Upon such expiration or termination of this lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.02 Entry for Repairs and Inspection.

Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants or purchasers and Tenant shall not be entitled to any abatement or reduction of rent

by reason thereof. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant's business during any such entry.

4.03 **Nuisance.**

Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its use, enjoyment or operation of the Property.

4.04 **Laws and Regulations; Rules of Building.**

Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Leased Premises, and with the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as **Exhibit E**. Landlord shall employ its good faith efforts to enforce such rules in a consistent and even-handed manner as to all tenants of the Building.

4.05 **Legal Use and Violations of Insurance Coverage; Hazardous Materials.**

(a) Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property, or permit the maintenance of any public or private nuisance, or do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building, or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Property or its contents.

(b) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, the term "*hazardous materials*", as used herein, shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42

U.S.C., Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials due to the acts or omissions of Tenant or any of its agents or employees, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Property. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous materials on the Property. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release or storage of hazardous materials in the Leased Premises occurring while Tenant is in possession, or elsewhere in or about the Property if caused by Tenant or persons acting under Tenant. These covenants shall survive the expiration or earlier termination of the term.

V

5.01 **Leasehold Improvements.**

(a) Tenant hereby agrees that the provisions of **Exhibit C** shall govern the construction of Tenant's initial leasehold improvements. It is stipulated that time is of the essence in connection with Tenant's compliance with the terms of **Exhibit C**.

(b) Notwithstanding any language contained herein or in **Exhibit C** to the contrary, if for any reason the Leased Premises should not be ready for occupancy by the Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.

(c) Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord. Tenant shall deliver to Landlord a copy of the "as built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises. In the event that Landlord agrees to perform any alterations or physical additions requested by Tenant, Tenant and Landlord shall enter into a construction agreement substantially in the form of the Construction Agreement attached hereto as **Exhibit C**, whereby Tenant shall agree to pay all costs in connection with such alterations or physical additions, plus a construction management fee equal to ten percent (10%) of the cost of such alterations or physical additions. Tenant further specifically agrees that no food, soft drink or other vending machine will be installed within the Leased Premises without the written consent of Landlord.

(d) All alterations, physical additions, or improvements in or affixed to the Leased Premises (including fixtures) shall become the property of Landlord upon the expiration or any earlier termination of this lease; provided, however, that this subsection shall not apply to Tenant's trade fixtures, or movable equipment or furniture.

(e) Tenant shall indemnify, defend and hold Landlord harmless from and against all costs (including reasonable attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanics' or materialmen's liens asserted in connection therewith, which indemnification obligations shall survive any termination or cancellation of this lease.

(f) Should any mechanic's or other liens be filed against any portion of the Property by reason of Tenant's acts or omissions or because of a claim arising by, through or under Tenant, Tenant shall cause the same to be cancelled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens.

5.02 **Repairs by Landlord.**

All repairs, alterations or additions that affect the Property's structural components or the Property's mechanical, electrical and plumbing systems, excluding Tenant's personal property, fixtures and appliances, shall be made solely by Landlord or its contractor. In the event of any damage to such components or systems caused by the act or omission of Tenant or Tenant's agents, contractors, employees, invitees or visitors, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord's costs plus fifteen percent (15%) for administrative cost recovery. Landlord shall make such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises; provided, however, Landlord shall, at Tenant's expense, make such improvements to, or repairs of, the Leased Premises as Tenant shall request in writing, at a cost equal to the costs incurred by Landlord in such maintenance or such repairs, plus an additional charge of fifteen percent (15%) for administrative cost recovery.

5.03 **Repairs by Tenant.**

Subject to Section 5.02, Tenant shall at its own cost and expense, keep the Leased Premises and all leasehold improvements in a condition similar to the condition as of the Commencement Date, normal wear and tear excepted and shall perform all repairs and improvements required by any governmental law, ordinance, rule or regulation. Tenant shall be responsible for the repair and maintenance of all non-standard plumbing and mechanical equipment including private toilets, lavatories wetbars, appliances and special HVAC systems. If Tenant fails to commence any repairs to the Leased Premises and leasehold improvements within ten (10) days after written notice from Landlord to Tenant and thereafter diligently proceed with such repair work until completion in accordance with all applicable law, Landlord may, at its option, make such repairs or any replacements deemed necessary by Landlord, and Tenant shall pay to

Landlord on demand Landlord's cost thereof plus a charge of fifteen percent (15%) for administrative cost recovery.

VI

6.01 **Condemnation.**

If any portion of the Leased Premises, or such portion of the Property as would render, in Landlord's reasonable judgment, the continuance of Tenant's business from the Leased Premises or continued operation of the Building impracticable, shall be permanently taken or condemned for any public purpose, then this lease, at the option of Landlord upon the giving of written notice to Tenant within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate. If this lease is terminated as provided above, this lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Property, or any portion thereof, was the expiration date of this lease. In the event that this lease is not terminated by Landlord as aforesaid, Tenant shall pay the Base Rental and all other rentals up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the term of this lease relating to such portion of the Leased Premises. Thereafter, the Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental Adjustment shall be adjusted on a pro rata, net rentable square foot basis. In the event of any such condemnation or taking and this lease is not so terminated, Landlord shall promptly repair the Leased Premises or the Property, as the case may be, to Base Value condition so that the remaining portion of the Leased Premises or Property, as the case may be, shall constitute an architectural unit, fit for Tenant's occupancy and business; provided, however, that Landlord's obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking and subject to the rights of Landlord's mortgagee(s). In the event of any temporary taking or condemnation for any public purpose of the Leased Premises or any portion thereof, then this lease shall continue in full force and effect except that Base Rental, Tenant's Forecast Additional Rental, and Tenant's Additional Rental shall be adjusted on a pro rata net rentable square foot basis for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations. In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired term of this lease and all leasehold improvements and Tenant may not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate attempt to recover an award or compensation against or from the condemning authority for (i) the value of any fixtures, furniture, furnishings, and other personal property which were condemned but which under the terms of this lease Tenant is permitted to remove at the end of the term of this lease, and (ii) relocation and moving expenses, and (iv) compensation for loss to Tenant's business; provided that Tenant's pursuit of such claim or award given as a result thereof, does not delay the delivery of or amount of award to Landlord.

6.02 **Damages from Certain Causes.**

Landlord and Landlord's property manager shall not be liable or responsible to Tenant or any of its employees, guests, invitees or agents for any loss or damage to any property or injury to any person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, trespasser, other tenants in the Building, war, requisition or order of governmental body or authority, court order or injunction, or any cause whatsoever, or for any damage or inconvenience which may arise through repair or alteration of any part of the Property **EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD, ITS AGENTS, CONTRACTORS OR EMPLOYEES**, and Tenant hereby forever relinquishes and acquits Landlord and Landlord's property manager from any and all liability therefore.

6.03 **Casualty Clause.**

(a) In the event any portion of the Leased Premises, the Building or any portion of the General Common Areas is damaged by fire or other casualty, earthquake, flood or by any other cause of any kind or nature (hereinafter collectively referred to as the *"Damaged Property"*) and the Damaged Property can, in the opinion of Landlord's architect, be repaired within one hundred eighty (180) calendar days from the date of notice of Landlord's architect's opinion, then this lease shall not be terminated and Landlord shall proceed to rebuild or restore the Damaged Property to Base Value condition, subject to subsection (d) hereof, and subject to proceeds made available by Landlord's mortgagee.

(b) In the event the Damaged Property cannot, in the opinion of Landlord's architect, be repaired within one hundred eighty (180) days from the date of notice of Landlord's architect's opinion, Landlord, at Landlord's sole option, shall have the right (i) to terminate this lease by notifying Tenant of such termination within twenty (20) days of receipt of Landlord's architect's opinion, or (ii) to restore or rebuild the Damaged Property to Base Value condition, subject to subsection (d) hereof.

(c) Notwithstanding any language herein to the contrary, if at the time of any such damage, less than one (1) year remains in the term of this lease, exclusive of any renewal options, then Landlord, at Landlord's sole option, shall have the right to terminate this lease.

(d) Notwithstanding any language contained herein to the contrary, in the event this lease is not terminated as provided hereunder, (i) Landlord shall be obligated to rebuild or restore the Damaged Property only to the extent of the net insurance proceeds available to Landlord for the purpose of rebuilding and restoration, (ii) if the Damaged Property is all or any portion of the Leased Premises, Landlord shall be obligated to rebuild or restore the Damaged Property only to Base Value condition, except that Tenant shall have the right to require Landlord to rebuild or restore the Damaged Property substantially to the condition which existed immediately prior to such damage, provided that Tenant shall bear all costs and expenses, including without limitation, rentals that are lost due to extended construction time, in excess of the lesser of (A) any net insurance proceeds available to Landlord for the purpose of rebuilding or restoration, or (B) the cost to Landlord of rebuilding and restoring the Damaged Property to

Base Value condition; and (iii) Tenant shall be entitled to a pro rata abatement of Base Rental, Tenant's Forecast Additional Rental, and Tenant's Additional Rental during the period of time the Leased Premises, or any portion thereof, are untenable due to such damage. When used in this lease, the term *"Base Value"* shall mean such materials as can be purchased and installed in the Leased Premises at a cost not exceeding $10.00 per square foot of Net Usable Area. Landlord's architect's opinion shall be given to both Landlord and Tenant in accordance with Section 9.01 within thirty (30) days from the date of any such damage. In the event of any termination of this lease under this Section 6.03, this lease shall cease and terminate as if the date of such damage was the expiration date of the term of this lease.

6.04 **Landlord's Insurance.**

(a) Landlord shall maintain standard fire and extended coverage insurance on the Property (but, at Landlord's option, excluding all improvements in the Leased Premises and other premises held for lease to tenants). Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Landlord and payments for losses thereunder shall be made solely to Landlord, subject to rights of Landlord's mortgagee. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within, or contents of, the Leased Premises or because the improvements to the Leased Premises are in excess of Base Value improvements, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Property to give effect to this sentence).

(b) Landlord shall maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon a solvent insurance company authorized to transact business in Texas. Such insurance shall afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $1,000,000.00 combined single limit for bodily injury or property damage in any one occurrence and not less than $2,000,000.00 aggregate for all occurrences

6.05 **Tenant's Insurance.**

(a) Tenant shall maintain at its expense standard fire and extended coverage insurance on all its personal property, including removable trade fixtures, located in the Leased Premises and on Tenant's Work and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above. Said insurance shall be in an amount not less than the full insurable value of the items insured, which is defined to mean an amount equal to actual replacement cost without deduction for physical depreciation.

(b) Tenant shall maintain a policy or policies of commercial general liability insurance which afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $1,000,000.00 combined single limit for bodily injury or property damage in any one occurrence and not less than $2,000,000.00 aggregate for all occurrences; provided, however, Tenant shall carry such greater

limits of coverage as Landlord may reasonably request from time to time so long as Landlord maintains similar limits of coverage.

(c) All insurance required to be maintained by Tenant under this Section shall (i) be maintained with companies and on forms as Landlord may, from time to time, reasonably require; (ii) be endorsed to include Landlord as an additional insured; (iii) contain a waiver of rights of subrogation clause, to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas; and (iv) provide that Landlord shall be given at least thirty (30) days' prior written notice of any cancellation or non-renewal of any such policy. Tenant shall pay all premiums for such insurance on or before the due dates. The insurer must be licensed to do business in Texas and have a Best's Rating of at least A-VI. Landlord may require that Tenant obtain from the insurer a statement as to good standing with the state board of insurance or with the secretary of state of Texas, or both. Tenant shall deliver to Landlord a duly executed certificate of insurance, reflecting Tenant's maintenance of the insurance required under this Section, or a duplicate original of each policy of insured required under this Section, at least fifteen (15) days prior to the Commencement Date, and fifteen (15) days prior to renewal or replacement of any insurance policies required under this Section, and at such other times as Landlord may reasonably request.

6.06 **Hold Harmless.**

Subject to the provisions of Section 6.07, Tenant will indemnify Landlord for, and hold Landlord, its affiliates, property manager, leasing agent, and their respective officers, directors, agents, representatives and employees (collectively, the "Indemnified Parties") harmless from and against (i) all fines, suits, claims, demand, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof and (ii) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against any of the Indemnified Parties on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Property under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximately or remotely, of the violation by Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Building Rules and Regulations described in **Exhibit E** included in this lease (as such Building Rules and Regulations may hereinafter at any time or from time to time be amended supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Property **EVEN IF THE SAME IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD, ITS AGENTS, CONTRACTORS, OR EMPLOYEES,** it being intended that the foregoing indemnity extend to and cover the negligence of such parties.

6.07 **Waiver of Subrogation Rights.**

Anything in this lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for any loss or damage that may occur to the Leased Premises, the Property or any improvements thereto or thereon, or any personal property of such party therein or thereon, by reason of fire, the elements, or any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 6.04 and/or Section 6.05 hereof, regardless of cause or origin, **INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS, PARTNERS, SHAREHOLDERS, SERVANTS OR EMPLOYEES, AND COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY.**

VII

7.01 **Default and Remedies.**

(a) The occurrence of any of the following shall constitute events of default:

(i) Any Rent or any other sum of money payable under this lease is not paid when due;

(ii) The Leased Premises are deserted, vacated, or not used as regularly or consistently as would normally be expected for similar premises put to general office use, even though Tenant continues to pay the stipulated monthly rent;

(iii) Tenant's interest in this lease or the Leased Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within fifteen (15) days of entry thereof; or

(iv) Tenant breaches or fails to comply with any term, provision, condition, or covenant of this lease, other than as described in Section 7.01(a)(i), or with any of the Building Rules and Regulations now or hereafter established to govern the operation of the Building or Property.

(v) Tenant or any Guarantor shall file a petition under any section or chapter of the Bankruptcy Code or under any similar law or statute of the United State or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state

bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof.

(vi) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor of the Leased Premises or any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

(b) Upon the occurrence of any event of default and (x) if the event of default described in Section 7.01(a)(i) is not cured within five (5) days after written notice from Landlord of such default, or (y) the events of default described in Sections 7.01(a)(ii) and (iv) are not cured within thirty (30) days after written notice from Landlord of such default, or (z) the event of default described in Sections 7.01(a)(iii), (v) and (vi) is not cured immediately, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this lease:

(i) Terminate this lease by giving notice thereof to Tenant in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise, specifically including, but not limited to (A) all reasonable expenses necessary to relet the Leased Premises which shall include the cost of renovating, repairing and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees and (B) any increase in insurance premiums caused by the vacancy of the Leased Premises. If such termination is caused by the failure to pay Rent and/or the abandonment of any substantial portion of the Leased Premises, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to the Rent payable hereunder for the month during which this lease is terminated times twelve (12) which shall be in lieu of the payment or loss and damage Landlord may suffer by reason of such termination as provided in the preceding sentence but which shall not be in lieu of or reduce in any way any amount (including accrued Rent) or damages due to breach of covenant (whether or not liquidated) payable by Tenant to Landlord which accrued prior to the termination of this lease. Nothing contained in this lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved,

whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(ii) Enter upon and take possession of the Leased Premises and expel or remove Tenant or any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and, without terminating this lease, Landlord may (but shall be under no obligation to except as provided for hereinafter) relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Leased Premises which shall include the cost of renovating, repairing and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees, and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting (all such amounts to bear interest at the maximum interest rate per annum allowed by law from the date of demand until paid). Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (b)(i) above.

(iii) Enter upon the Leased Premises by force if necessary without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(iv) No repossession of or re-entering on the Leased Premises or any part thereof pursuant to subparagraphs (b)(ii) and (iii) above or otherwise and no reletting of the Leased Premises or any part thereof pursuant to subparagraph (b)(ii) shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which survive such repossession or re-entering. In the event of any such repossession or re-entering on the Leased Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant.

(v) Landlord shall have the right and option, upon the occurrence of default hereunder, to change the locks and other security devices within or about the Leased Premises without notice to Tenant. Landlord shall have no obligation to provide Tenant access to the Leased Premises subsequent

thereto or provide Tenant keys therefor or to post any notices of any kind on the door to the Leased Premises. The provisions hereof shall supersede any conflicting provisions of the Texas Property Code including, without limitation, the provisions of Section 93.002 thereof.

(vi) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this lease, or to any other remedy allowed to Landlord at law or in equity.

(vii) No provision of this lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord, nor shall any custom or practice arising between the parties in the administration of the terms of this lease be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this lease.

(viii) Notwithstanding the foregoing, to the extent (but no further) Landlord is required by applicable Texas law to mitigate damages, or is required by law to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that Tenant WAIVE such requirements to the maximum extent permitted by applicable law), Tenant agrees that Landlord shall not be deemed to have failed to mitigate damages, or the efforts required by law to do so, because:

(A) Landlord leases other space in the Building which is vacant prior to re-letting the Leased Premises;

(B) Landlord refuses to relet the Leased Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this section of the Lease, "affiliate" shall mean and refer to any person or entity controlling, under common control with, or controlled by the party in question);

(C) Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness is not acceptable to Landlord in the exercise of its reasonable discretion;

(D) Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not general office use of a type and nature consistent with that of the other tenants in the portions of the Building leased or held for lease for general office purposes as of the date Tenant defaults under this lease (by way of illustration, but not limitation, government offices, consular

offices, doctor's offices or medical or dental clinics or laboratories, or schools would not be uses consistent with that of other tenants in the Building), or such use would, in Landlord's reasonable judgment, impose unreasonable or excessive demands upon the Building systems, equipment or facilities;

(E) Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with Landlord or any of its affiliates;

(F) Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party;

(G) Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord's standard lease form or such tenant requires improvements to the Leased Premises to be paid at Landlord's cost and expense; or

(H) Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of such prospective tenant's business, would not be acceptable to Landlord in its reasonable discretion.

7.02 **Lien for Rent.**

Tenant hereby grants to Landlord a security interest in and to all of Tenant's personal property now or hereafter located within the Leased Premises (such contractual security interest being in addition to and cumulative of any other lien granted Landlord by statute or otherwise), and upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all such goods, wares, equipment, fixtures, furniture, improvements and other personal property owned by Tenant and situated on the Leased Premises, without liability for trespass or conversion (and Tenant hereby waives any right to notice or hearing prior to such taking of possession by Landlord), foreclose the security interest hereby granted and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this lease at least five (5) days before the date of sale. Any sale made pursuant to the provision of this Section 7.02 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises after the time, place and method of sale and a general description of the

types of property to be sold have been advertised in a daily newspaper published in the county where the Property is located for five (5) consecutive days prior to the date of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 7.02. Landlord shall have all of the rights of a secured party under the Texas Business and Commerce Code, as the same may be amended from time to time. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiency forthwith. This lease constitutes a security agreement and Landlord may elect to file this lease as a financing statement.

7.03 **Attorney's Fees.**

If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney at law, Tenant agrees to pay an additional amount equal to reasonable attorneys' fees.

7.04 **No Waiver of Rights.**

No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No waiver of any right of Landlord or any default by Tenant on one occasion shall operate as a waiver of any of Landlord's other rights or of any subsequent default by Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

7.05 **Holding Over.**

In the event of holding over by Tenant after expiration or termination of this lease without the written consent of Landlord, Tenant shall pay as liquidated damages, solely for such holding over, twice the Rent as would have been payable if this lease had not so terminated or expired for the entire hold over period. No holding over by Tenant after the term of this lease shall be construed to extend this lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or part of the Leased Premises effective upon the termination of this lease.

7.06 **Subordination.**

Tenant agrees that the rights of Tenant under this lease are subject and subordinate to, and upon the request of Landlord made in writing, Tenant will confirm the subordination of this lease to, each ground or land lease now or hereafter covering all or any part of the Land and to each mortgage or deed to secure debt which may now or hereafter encumber the Property or the Land, as well as to all renewals, modifications, consolidation, replacements and extensions thereof in a written form reasonably acceptable to the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt. Tenant expressly recognizes and agrees that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Property or the Land in the manner provided for by law in such instrument; and further, such sale may be made subject to this lease. In the event of the enforcement by the lessor under any such ground or land lease or the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such land or ground lease, mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become Tenant of such successor in interest without change in the terms or provisions of this lease; provided, however, that such successor in interest shall not be bound by (x) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this lease, or (y) any amendment or modification of this lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to such successor in interest. Notwithstanding anything contained in this lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to any lessor under any such land or ground lease and any holder(s) of any mortgage or deed to secure debt who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said lessor and holder(s) fail to undertake action to cure said default within thirty (30) days from the giving of such notice by Tenant. The provisions of Section 9.01 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

7.07 **Estoppel Certificate or Three-Party Agreement.**

At the request of Landlord, Tenant will execute, from time to time, an estoppel certificate certifying to such facts (if true) as Landlord may reasonably require. In the event Tenant fails to execute and deliver the same within five (5) business days after request therefor, Landlord shall have the right (and Tenant hereby empowers Landlord) to execute and deliver such certificate for and on behalf of and as the binding act of Tenant.

VIII

8.01 **Sublease or Assignment by Tenant.**

(a) Tenant shall not, without Landlord's prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this lease or any interest hereunder, (ii) allow any lien to be placed upon Tenant's interest hereunder, (iii) sublet the Leased Premises or any part thereof or (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the term of this lease, shall be deemed to be an assignment of this lease.

(b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this lease Tenant desires to sublet all or any portion of the Leased Premises or assign all or any portion of Tenant's interest in this lease, Tenant shall notify Landlord in writing (hereinafter referred to in this Section 8.01 as the *"Notice"*) of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the area proposed to be sublet or covered by the assignment (hereinafter referred to as *"Sublet Space"*), and such other information as Landlord may request to evaluate Tenant's request to sublet or assign. Landlord shall then have the option (i) to sublet the Sublet Space from Tenant as provided in subsection (c) hereof at the same Base Rental and Tenant's Additional Rental as Tenant is required to pay to Landlord under this lease for the Sublet Space, (ii) to terminate this lease as to the Sublet Space as provided in subsection (d) hereof, or (iii) to allow the proposed sublease or assignment subject only to the final review for approval as provided in subsection (e) hereof. Landlord's option to sublet, to terminate, or to allow the proposed sublease or assignment subject to final review, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice and any failure by Landlord to exercise any of such options within said thirty (30) day period shall be deemed to constitute the election of option (iii) above.

(c) In the event Landlord exercises the option to sublet the Sublet Space pursuant to Landlord's options set forth above, the term of the subletting from Tenant to Landlord shall be the term set forth in the Notice (which shall not be longer than the then current term of this lease unless Landlord expressly agrees in writing that any extension or renewal option contained in this lease will apply to such Sublet Space) and shall be on such terms and conditions as are contained in this lease to the extent applicable, except that Landlord shall have the right to further sublet the Sublet Space freely and without any consent or approval from Tenant and upon such terms and for such rent as Landlord shall agree upon in its sole and absolute discretion.

(d) If Landlord elects to terminate this lease pursuant to Landlord's options set forth above, then this lease shall terminate as to the Sublet Space on the date set forth in Landlord's notice to Tenant, which

date shall be no less than thirty (30) days and no more than ninety (90) days after the date of such notice. If the Sublet Space does not constitute the entire Leased Premises and Landlord exercises its option to terminate this lease with respect to the Sublet Space, as to that portion of the Leased Premises which is not part of the Sublet Space, this lease shall remain in full force and effect except that Base Rental, Tenant's Forecast Additional Rental, and Tenant's Additional Rental shall be calculated on the difference between the Net Rentable Area prior to such termination and the Net Rentable Area of the Sublet Space.

(e) If Landlord elects or is deemed to have elected to allow the proposed sublease or assignment subject to Landlord's review, within twenty (20) calendar days after receipt of Landlord's notice of election (or the expiration of said thirty (30) day period if no such election is made), a copy of the proposed sublease or assignment agreement will be delivered to Landlord, and such sublease or assignment agreement must provide for the assumption of all Tenant's obligations under this lease, and Tenant shall provide such additional information concerning the business, reputation and credit-worthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reason judgment with respect thereto. In the event Landlord fails to approve or disapprove any such sublease assignment within thirty (30) days after Landlord's receipt of such submission from Tenant, such subleas or assignment shall be deemed to be disapproved; provided, however, that if Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant fifty percent (50%) of any rents or other sums received by Tenant pursuant to said sublease or assignment in excess of the rentals payable to Landlord by Tenant under this lease with respect to the Sublet Space (after deducting all of Tenant's reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said sublease or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee and Base Rental shall be increased accordingly under this lease.

If Landlord approves in writing the proposed sublessee or assignee and the terms of the proposed sublease or assignment, but a fully executed counterpart of such sublease or assignment is not delivered to Landlord within sixty (60) calendar days after the date of Landlord's written approval, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant shall again comply with all the conditions of this Section 8.01 as if the Notice and options hereinafter referred to had not been given, received or exercised. If Landlord fails to approve the form of sublease or assignment or the sublessee or assignee, Tenant shall have the right to submit amended forms or other sublessees or assignees to Landlord to review for approval.

(f) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee may exercise any expansion option, right of first refusal option, or renewal option under this lease except in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord.

(g) Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such sublease or assignment to the contrary, unless

this lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant's obligations or covenants under this lease and Tenant shall remain fully liable hereunder.

(h) If, with the consent of Landlord, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this lease is assigned, Landlord may, after default by Tenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Rent and any other sums herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver or any of Tenant's covenants contained in this lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this lease, or (iii) a waiver of any of Landlord's other rights hereunder.

8.02 **Assignment by Landlord.**

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Property, the Land and all other property referred to herein. In such event and upon such transfer, no further liability or obligation shall thereafter accrue against Landlord hereunder, provided that **Section 2.05** above shall govern the transfer of the Security Deposit.

8.03 **Peaceful Enjoyment.**

Subject to the terms and provisions of this lease, Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of Landlord's interest hereunder.

8.04 **Limitation of Personal Liability.**

Tenant specifically agrees to look solely to Landlord's interest in the Building and the rent and other income derived therefrom for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment and that Tenant shall not seek or obtain any such judgment. Tenant agrees that Landlord's property manager shall never be personally liable for any such judgment and that Tenant shall not seek or obtain any such judgment. The provisions contained in the foregoing sentences are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

8.05 **Force Majeure.**

Landlord and Tenant (except with respect to the payment of Rent or any other monetary obligation under this lease, including any obligations arising pursuant to **Exhibit C** hereto) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this lease when prevented from so doing by a cause or causes beyond Landlord's or Tenant's (as the case may be) control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be); provided, however, that any Tenant Delay (defined in **Exhibit C**) shall be deemed to be due to a cause or causes within Tenant's control.

IX

9.01 **Notices.**

Any notice or other communications required or permitted to be given under this lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below or if sent by certified or registered United States Mail, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given upon the earlier of (i) receipt or refusal thereof, or (ii) three days after depositing the same in the U.S. Mail as aforesaid. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 9.01. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord and to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed to secure debt encumbering the Property and/or the Land that notifies Tenant in writing of its interest and the address to which notices are to be sent.

To Landlord:

750 Bering LP
1100 Louisiana, Suite 200
Houston, Texas 77002
Attention: President

With copy to:

Locke Liddell & Sapp LLP
3200 JPMorgan Chase Tower
600 Travis
Houston, Texas 77002
Attention: Stephen Jacobs

To Tenant:

____
____
____
____

Attention: ____________

9.02 **Telecommunications Providers.**

In the event Tenant wishes to use, at anytime during the term of this lease, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Landlord. Landlord may condition its consent on such matters as Landlord deems appropriate including, without limitation, (i) such provider agreeing to an easement in form and substance satisfactory to Landlord, (ii) Landlord having been provided and approved the plans and specifications for the equipment to be installed in the Building, (iii) Landlord having received, prior to the commencement of such work, such indemnities, bonds or other financial assurances as Landlord may require, (iv) the provider agreeing to abide by all Building rules and regulations, and agreeing to provide Landlord an "as built" set of plans and specifications, (v) provider agreeing to pay Landlord such compensation as Landlord determines to be reasonable, and (vi) Landlord having determined that there is adequate space in the Building for the placement of all of such provider's lines and equipment.

9.03 **Miscellaneous.**

(a) This lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

(b) All rights and remedies of Landlord and Tenant under this lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This lease is declared to be a contract, and all of the terms hereof shall be construed according to the laws of the state of Texas. This lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this lease shall not be construed against or in favor of a party hereto merely because such party is the *"Landlord"* or the *"Tenant"* hereunder or such party or its counsel is the draftsman of this lease.

(c) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board or Directors or partners) for the

execution, delivery and performance of this lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this lease.

(d) Wherever in this lease there is imposed upon Landlord the obligation to use best or reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens. Landlord shall have no obligation to use best or reasonable efforts or due diligence when the application of such standard of care to persons or circumstances is invalid or unenforceable under applicable law. Every provision of this lease shall be valid and shall be enforceable to only the extent permitted by law. Wherever in this lease Landlord has agreed to not unreasonably withhold, condition or delay its consent to a requested action by Tenant the sole and exclusive remedy of Tenant in the event Landlord is found to have unreasonably withheld, conditioned or delayed its consent (or failed to consent when required to do so) shall be to obtain such consent from Landlord; in no event shall Landlord have any liability to Tenant for damages (consequential, punitive or otherwise) for failing to grant consent or otherwise withholding, delaying or conditioning its consent.

(e) The obligation of Tenant to pay all rent and other sums due from time to time hereunder constitutes an independent, unconditional covenant and is not dependant upon performance by Landlord of its obligations and agreements or covenants, express or implied, hereunder.

(f) If any term or provision of this lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this lease shall be valid and shall be enforceable to the extent permitted by law.

(g) Time is of the essence in this lease agreement.

(h) Tenant agrees not to record any memorandum or other evidence of this lease in the Real Property Records of Harris County, Texas without Landlord's prior written consent.

(i) Landlord reserves and retains the right at anytime and from time to time to change the name by which the Building is designated.

(j) The submission of this lease by Landlord for examination does not constitute a reservation of or option for the Leased Premises and this lease shall become effective only upon execution by all parties hereto and delivery thereof by Landlord to Tenant.

(k) All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligation of Landlord or Tenant hereunder) are performable exclusively in Harris County, Texas.

(l) There shall be no merger of this lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created or any interest in this lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

(m) Nothing contained herein shall be deemed or construed as creating any partnership or joint venture relationship between Landlord and Tenant, or any other relationship other than that of landlord and tenant.

(n) Tenant hereby waives any and all rights under Section 41.413 of the Texas Property Tax Code granting to tenants the right to contest appraised values, or to receive notice of reappraised values, of all or any portion of the Property irrespective of whether Landlord has elected to contest the same. To the extent such waiver is prohibited by applicable law, Tenant hereby appoints Landlord as Tenant's attorney in fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may have under said code.

(o) Landlord and Tenant agree that each provision of this lease for determining charges and amounts payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.004 of the Texas Property Code, as the same may be amended or superseded from time to time. Tenant is knowledgeable and experienced in commercial lease transactions and stipulates that the provisions of the Lease, as hereby and hereafter amended, regarding the method by which the charges to Tenant are to be computed is satisfactory and satisfies the provisions of Section 93.004 of the Texas Property Code. Tenant hereby waives all rights and benefits it may now or hereafter have or hold under, and defenses to its obligations under the Lease, as hereby or hereafter amended, based upon said Section 93.004 of the Texas Property Code.

(p) To the maximum extent to which the parties may lawfully and effectively so agree under applicable law, Landlord and Tenant each (i) covenants and agrees not to elect a trial by jury in any suit, action, or proceeding arising out of this lease or the relationship between the parties as landlord and tenant, and (ii) waives any right to a trial by jury in any such suit, action or proceeding with respect to any issues triable of right by a jury, to the extent any such right exists now or in the future. This waiver of right to trial by jury is separately given by each party, knowingly and voluntarily with the advice or the opportunity for advice of the parties' respective legal counsel.

9.04 **Real Estate Broker.**

Each party hereto warrants and represents to the other that no real estate broker and/or salesman has been involved in this lease other than Cushman & Wakefield, on behalf of Landlord, and each party agrees to indemnify and hold the other harmless from and against any and all claims of any other real estate broker and/or salesman due to acts of the indemnifying party or its representatives.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Landlord and Tenant, acting herein by duly authorized individuals, have caused this lease to be executed as of the date aforesaid.

TENANT:

Horizon Power Ltd
a Texas Corporation

By: ______________________, __________

Date: 08/01/06

LANDLORD:

750 BERING LP

By: 750 Bering GP LLC, general partner

By: ______________________
Name: Emily W. Treasurer
Title: Treasurer

Date: 8/1/06

Exhibit A	Property Description
Exhibit B	Leased Premises
Exhibit C	Construction Agreement
Exhibit D	Air Conditioning and Heating Services
Exhibit E	Building Rules and Regulations
Exhibit F	Renewal Option

EXHIBIT A

PROPERTY DESCRIPTION

All that certain 2.41028 acres of land out of Lot 41, Post Oak Gardens, situated in the Charles Sage Survey shown on map or plat recorded in Volume 16, Page 1, Map Records, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a ½" iron rod located in the west line of Bering Drive, a 60 foot wide street and being North a distance of 449.98 feet from the intersection of the said west line Bering and North line of Saratoga Drive, a 60-foot wide street;

THENCE West, a distance of 150.50 feet to a ½" iron rod for an angel point;

THENCE North, 45 degrees 00'00" West a distance of 46.67 feet to a ½" iron rod for an angle point;

THENCE West, a distance of 332.00 feet to a ½" iron rod for a corner also being the west line of said Lot 41;

THENCE North, a distance of 192.98 feet to a 5/8" iron rod for a corner, being also the northwest corner of said Lot 41;

THENCE East, a distance of 515.50 feet along the north line of said 41 to 5/8" iron rod for a corner, being also the northeast corner of said lot 41 and being located in the said west line of Bering Drive;

THENCE South, along the said west line of Bering Drive a distance of 225.98 feet to the PLACE OF BEGINNING; and containing 104,992 square feet of 2.41028 acres of land.

All that certain 3.58933 acre tract of land out of the North Portion of Lot 39 and the South Portion of Lot 41, Post Oak Gardens, situated in the Charles Sage Survey, as shown on Map or Plat recorded in Volume 16, Page 1, Map Records, Harris County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8" iron rod located in the west line of Bering Drive a 60-foot wide street and being North 168.99 feet from the intersection of the said west line of Bering Drive, and the north line of Saratoga Drive, a 60-foot wide street;

THENCE West, a distance of 515.0 feet to a ½" iron rod a corner, also being a point in the west line of said lot 39;

THENCE North, a distance of 313.99 feet to a ½" iron rod for corner; also being a point in the west line of said Lot 41;

THENCE East, a distance of 832.00 feet to a ½" iron rod for an angle point;

THENCE South 45 degrees 00'00" East, a distance of 46.67 feet to a ½" iron rod for an angle point;

THENCE East, a distance of 150.50 feet to a ½" iron rod for a corner, being also in the said west line of Bering Drive;

THENCE South, a distance of 280.99 feet along said west line of Bering Drive to THE PLACE OF BEGINNING; and containing 156,351 square feet or 3.58933 acres of land.

EXHIBIT B

LEASED PREMISES

3,407 Square Feet of Net Rentable Area
Second (2nd) Floor
800 Bering, Suite 250
Houston, Texas _____



EXHIBIT C

CONSTRUCTION AGREEMENT

This Construction Agreement is attached as an exhibit to the Lease Agreement by and between **750 BERING LP,** a Texas limited partnership, as Landlord, and Horizon Power Ltd, a Texas Corporation, as Tenant, in connection with that certain Lease Agreement (the "*Lease*"), for the Leased Premises, containing 3,407 square feet of Net Rentable Area, located on the 2nd floor of the Building. All defined terms used herein, unless otherwise defined herein, shall have the same meanings given to such terms in the Lease. In the event of any conflict between the Lease and this Construction Agreement, the latter shall control.

Pursuant to previous discussions Landlord to provide the following:

- minimum of (1) new box of ceiling tile
- Allow Tenat access to the space immediately for subcontractor pricing with tenant improvements to begin by August 1, 2006
- Make available up to (15) parabolic fixtures and lenses for Tenant use, from existing storage area.

OPTIONAL PROVISION:

1. *Approved Construction Document*.

(a) Construction Documents. No later than August 1, 2006, Tenant shall submit to Landlord complete, finished and detailed architectural, mechanical, electrical and plumbing drawings and specifications to include Tenant's partition layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows (if any), critical dimensions, structural loading requirements, millwork, finish schedules, air conditioning and heating systems, ductwork and electrical facilities, together with all supporting information and delivery schedules ("Construction Documents"). Such Construction Documents shall be prepared by architects and/or engineers approved by Landlord in writing in advance. If Tenant fails to deliver all of Tenant's Information by such date, each calendar day of such delay shall be one day of "Tenant Delay". As Tenant is taking the space "as is" the renovation will include primarily carpet, base, paint, light relocation, etc. and this work will be noted on plans given to the Landlord but will not include MEP or reflected ceiling documents.

(b) Landlord's Approval. Within three (3)calendar days after receipt of Tenant's Construction Documents, Landlord (or its designated architectural and/or engineering firm) shall approve or disapprove such documents in writing. If Landlord disapproves, Landlord shall provide Tenant in writing specific reasons for such disapproval. Tenant shall submit corrected Construction Documents within ten (10) days of receipt of Landlord's disapproval notice. Landlord shall approve or disapprove the corrected Construction Documents within five (5) additional days from receipt thereof. Upon Landlord's approval, the Construction Documents shall become the "Approved Construction Documents".

2. Landlord's Contributions.

(a) Landlord shall provide a Leasehold Improvement allowance of eighteen thousand, four hundred seventy-two and 68/100 dollars (18,472.68) to be used to offset construction in the leased space or applied to Rental Credit described below.

(b) Rental Credit. Tenant shall be entitled to receive a credit against Base Rental which is not used for Leasehold Improvements (if any); or (ii) the sum of eighteen thousand, four hundred seventy-two dollars and 68/100 Dollars ($18,472.68) all be applied against the monthly Base Rental payments provided for in **Paragraph 1** of the Lease commencing with the first monthly payment due thereunder and continuing each monthly thereafter until the rent credit is fully applied.

3. Construction.

(a) The Work. Subject to the terms of this Construction Agreement, Tenant agrees to construct leasehold improvements (the "*Work*") in a good and workmanlike manner in and upon the Leased Premises in accordance with the Approved Construction Documents. *The cost of all space planning and construction drawings shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose.]*

(b) General Construction Terms. Landlord will employ an experienced, licensed contractor to construct the Work and will require in the construction contract that such contractor construct the Work in a good and workmanlike manner and in compliance with all applicable laws, except as otherwise provided herein or in the Lease. The parties acknowledge that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will be free from errors or omissions, nor that the Work will be free from defects, and Landlord will have no liability therefor. In the event of such errors, omissions, or defects, Landlord will use reasonable efforts to cooperate in any action Tenant desires to bring against such parties.

(c) Substantial Completion. The Work shall be deemed to be "*Substantially Complete*" on the date that all Work has been completed in accordance with this Exhibit and the Approved Construction Documents, to the extent that Tenant would have access to the Leased Premises and be able to conduct its business in a reasonable manner and Landlord has obtained final inspection approval from the City of Houston, even though adjustments or corrections may be necessary and minor "punch-list" items remain to be completed. The date upon which the Work is Substantially Complete is herein called the "Completion Date."

(d) ADA Compliance. Landlord shall be responsible for costs and implementation associated with compliance with the Americans with Disabilities Act, including any state or local laws relating thereto ("*ADA*") for the common areas of the Building and all points of access into the Building (the "Landlord's *ADA Work*"). Tenant shall be responsible for all costs and implementation associated with ADA compliance within the Leased Premises (including restrooms). Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with such laws and the regulations thereunder. Such determination, if desired by Tenant, shall be the sole responsibility of Tenant.

4. Costs.

(a) Cost Overruns; Change Orders. Costs incurred by Landlord in excess of the Construction Allowance ("*Cost Overruns*") shall be paid by Tenant to Landlord promptly within ten (10) calendar days following delivery of Landlord's invoice. In addition, at Landlord's election, Landlord may require Tenant to prepay any projected Cost Overruns within five (5) days of receipt of Landlord's invoice for same. Landlord may stop or decline to commence all or any portion of the Work until such payment (or prepayment) is received. On or before the Commencement Date, and as a condition to Tenant's right to take possession of the Leased Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts. All changes to, and deviations from, the Approved Construction Documents at the direction of Tenant (each, a "*Change Order*"), including any (i) direction of Tenant to omit any portion of the Work, (ii) additional architectural or engineering services, (iii) changes to materials, whether standard materials, specially ordered materials, or specially fabricated materials, (iv) cancellation or modification of supply or fabrication orders, and (v) removal, alteration or addition to of any portion of the Work contemplated by the Approved Construction Documents, must be approved in advance in writing by Landlord. Landlord's invoice for Change Orders requested by Tenant and approved by Landlord which increase the cost of the Work shall be paid by Tenant to Landlord promptly upon demand. Tenant agrees that in the event of default of payment of any Cost Overrun or any Change Order when due, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under the Lease.

5. Delays.

If Landlord is delayed in completing the Work for any reason other than Tenant Delay, Tenant's sole and exclusive remedy for such delay shall be the resulting postponement (if any) of the Tenant's obligation to pay Rent under the Lease. As used herein, "*Tenant Delay*" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Work, including: (i) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant's selection of non-Building Standard equipment or materials; (iii) Tenant's request of any Change Orders; or (iv) performance of any work in the Leased Premises by Tenant or Tenant's contractor(s) during the performance of the Work.

EXHIBIT D

AIR CONDITIONING AND HEATING SERVICES

Subject to the provisions of Section 3.01(b), Landlord will furnish Building Standard air conditioning and heating between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays as defined below (the "*Building Operating Hours*"). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall pay Landlord's then quoted rates therefor, including an amount to cover Landlord's overhead costs.

The following dates shall constitute "*Holidays*" as said term is used in this lease:

(a) New Year's Day
(b) Memorial Day
(c) Independence Day
(d) Labor Day
(e) Thanksgiving Day
(f) Friday following Thanksgiving Day
(g) Christmas
(h) Any other holiday generally recognized as such by landlords of office space in the metropolitan Houston office market, as determined by Landlord in good faith.

If in the case of any holiday described in (a) through (g) above, a different day shall be observed than the respective day above described, then that day which constitutes the day observed by national banks in Houston, Texas on account of such holiday shall constitute the holiday under this lease.

EXHIBIT E
BUILDING RULES AND REGULATIONS

1. Tenant will refer to Landlord all contractors, contractor's representatives and installation technicians rendering any service for Tenant for Landlord's supervision and/or written approval before performance of any such contractual services. This shall apply to all work performed in the Building, including, without limitation: (1) Installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, wall, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Building, (2) painting or (3) drilling, boring, cutting or stringing of wires.

2. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

3. Movement in or out of the Building of fixtures or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires movement through the Building entrance or lobby, shall be restricted to the hours designated by Landlord and in a manner to be approved by Landlord. Such approval by Landlord shall include its determination, decision, and control of the time, method and routing of equipment and furniture, together with any limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Any hand trucks, carryalls, or similar appliance used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. Tenant expressly assumes all risk of damage to the Building and to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement. Landlord shall not be liable for the act or acts of any person or persons so engaged or for any damage or loss to any property of persons resulting directly or indirectly from any act in connection with service performed by or for Tenant.

4. Tenant shall not place, install or operate in the Building any engine, stove, machinery, or conduct mechanical operations or cook therein other than by the use of a microwave oven, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, hazardous or odorous material without the prior written consent of Landlord.

If consent is granted, Tenant will be required to furnish approved fire extinguishers and have them inspected and approved by the proper local authorities on an annual basis. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters.

5. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry, from any of the Building or any public areas regardless of whether such loss occurs when the area

is locked against entry or not, except to the extent such loss is attributable to gross negligence or willful misconduct of Landlord.

6. Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper articles, or objects of any kind whatsoever outside the doors of the Leased Premises, or in the corridors or passageways of any portion of the Building. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building.

7. Landlord may permit entrance to Tenant's office by use of passkeys controlled by Landlord's agents, employees, contractors or service personnel supervised or employed by Landlord. No additional locks or similar devices shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Two (2) keys will be furnished by Landlord for the Leased Premises, and any additional key required must be obtained from Landlord. A charge will be made for each additional key furnished. All keys shall be surrendered to Landlord upon termination of tenancy.

8. None of the entries, passages, doors, hallways, or stairways shall be blocked or obstructed by Tenant.

9. Landlord shall have the right to determine and prescribe the proper weight and proper position of any unusually heavy equipment, including without limitation, all safes, large files, computers, etc. that are to be placed in the Building, and only those which in the sole opinion of the Landlord will not damage the floors, structure, and/or elevators may be moved into the Building. Any damage, occasioned in connection with the moving or installation of such aforementioned articles in the Building, or the existence of same in the Building shall be paid for by Tenant.

10. All Christmas and other temporary or special decorations must be flame retardant and removed within seven (7) days.

11. Tenant shall provide Landlord a list of all people authorized entrance into the Building after hours (5:00 p.m. to 8:00 a.m., Monday through Friday, and 24 hours a day on weekends and holidays).

12. After hours air conditioning/heating (6:00 p.m. - 7:00 a.m. Monday through Friday; 1:00 p.m. - 12:00 Midnight Saturday and 24 hours a day Sunday and holidays), must be requested by noon of a regular work day prior to the day for which additional air conditioning is requested. An hourly charge will be billed to Tenant based upon the then current utility rates and may be adjusted from time to time for all after hours air-conditioning and heating.

13. Any furniture removed from the Building after hours must be listed in the security officer's building register. Description and serial numbers must be included on the stationery (letterhead) of Tenant.

14. Names to be placed on or removed from directories should be furnished to the manager in writing on Tenant's letterhead.

15. Electric meters, where used, are read on or about the 20th of each month. Such reading may be checked by the Tenant at any time and the current consumed is charged with and in addition to the following month's rent.

16. Any additional services not required by the Lease to be performed by Landlord which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord's costs, plus fifteen percent (15%).

17. All doors leading from public corridors to Tenant's space are to be kept closed.

18. Canvassing, soliciting or peddling on or about any portion of the Building is prohibited and Tenant shall cooperate to prevent same.

19. Tenant shall give immediate notice to the property manager in case of accidents in the Leased Premises or any portion of the Building or of defects therein or in any fixtures or equipment, or of any other type of emergency on or about the Building.

20. Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic or multigraph reproductions except in connection with its own business and then only with the Landlord's prior written consent.

21. Any requests by Tenant will be attended to only upon application at the office of the Property Manager. Employees of the Building shall not perform any work or do anything outside their regular duties unless under special instructions from the office of the Property Manager.

22. Tenant shall not make or permit any loud or improper noises on or about the Building or otherwise interfere in any way with other tenants or persons having business with them.

23. Tenant shall not install any resilient tile or similar floor covering in the Leased Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

24. The parking areas and driveways are to be used only for the purposes intended by Landlord and shall not be obstructed or misused in any way. Parking in any unauthorized area, specifically the motor court, is prohibited. Landlord may from time to time designate parking areas and make other rules and regulations governing parking on the Building.

25. Tenant shall not place anything or allow anything to be placed on the glass of any window, door, partition or wall and the expense of any breakage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

26. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

27. Landlord reserves the right to exclude or expel from the building any person who in the judgment of Landlord is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

28. No vending machine or machines of any description shall be installed, maintained or operated upon the Leased Premises without the written consent of the Landlord.

29. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

30. Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

31. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, and heating and air-conditioning as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

32. Tenant shall fully cooperate and participate in all evacuation, fire safety and related emergency or security procedures established from time to time by Landlord.

33. Tenant shall comply fully with all laws and regulations pertaining to health or the environment which apply to the Leased Premises and the use and occupancy of the Leased Premises and all hazardous materials rules and regulations effected by any governmental body.

34. Trash removal from move ins and move outs or any other excessive trash are the Tenant's responsibility and all costs associated with such removal, if not removed by Tenant, shall be borne by the Tenant.

35. In no event shall Tenant or any sublessee or assignee of Tenant or any other occupant of the Leased Premises engage in the performance of DNA identification testing and/or sales of DNA

identification testing within any portion of the Leased Premises without the prior written consent of Landlord.

36. When the Building was constructed, some building materials containing asbestos were used in the construction of portions of certain mechanical/electrical rooms and service areas of the Building, and specifically, mastic only Chrysotile and/or Chrysotile is present in the mechanical rooms, penthouse, building roof and exterior wall panels. The federal Occupational Safety and Health Administration ("OSHA") and Environmental Protection Agency ("*EPA*") have promulgated detailed regulations with respect to construction work of all types involving asbestos-containing building materials and Landlord has also promulgated guidelines for repairs, demolition, renovations, alterations and installations involving work in the mechanical/electrical rooms and service areas of the Building. All repairs, demolition, renovations, alterations and installations that require entry into any mechanical/electrical room or service area of the Building must be conducted in accordance with OSHA, EPA and Landlord's guidelines. Prior to conducting any such work, each tenant should notify the property manager, in writing, advising the property manager of the type and scope of work intended to be conducted in the tenant space that requires entry into any mechanical/electrical room or service area of the Building. Landlord's guidelines with respect to asbestos-containing building materials constitute a component part of a comprehensive operations and maintenance program that has been instituted by Landlord with respect to all asbestos-containing building materials located within the Building. In addition to the special construction procedures described above, special cleaning and maintenance procedures have been implemented by Landlord with respect to asbestos-containing building components. The cooperation of all tenants with respect to all of these special procedures is required in order to ensure their successful implementation. Questions regarding the operations and maintenance program should be directed to the property manager's office.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to tenant, shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT F

RENEWAL OPTION

Renewal Option. As long as Tenant is not in default in the performance of its covenants under this lease, Tenant is hereby granted the option to renew the term of this lease for a period of thirty-six (36) additional months ("*Renewal Term*"), to commence at the expiration of the initial term of this lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord no earlier than twelve (12) months nor later than seven (7) months prior to the expiration of the initial term of this lease. Time is of the essence in the exercise of such renewal option. The renewal of this lease shall be upon the same terms and conditions of this lease, except (a) the Base Rental during the Renewal Term shall be the prevailing Market Base Rental Rate at the time the Renewal Term commences, but in no event less than the Base Rental (as adjusted from lease year to lease year pursuant to the terms of the lease) that Tenant is then paying under the terms of this lease for the last calendar year during the initial term of this lease, (b) Tenant shall have no option to renew this lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the Leased Premises will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

Market Base Rental Rate. Whenever used in this lease, the term "*Market Base Rental Rate*" shall mean Landlord's determination (which shall be conclusive and binding) of the annual gross rental rate per square foot (inclusive of expense pass-through additions) of Net Rentable Area then being charged by the Landlord in the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location, and/or floor level within the Building, extent of leasehold improvements existing, and other terms considered relevant by Landlord). Landlord shall provide Tenant with Landlord's determination of the Market Base Rental not later than thirty (30) days after Tenant exercises its option to renew. Tenant shall elect, within ten (10) business days thereafter, in a writing delivered to Landlord to either (i) accept Landlord's determination of the Market Base Rental Rate (in which case the lease shall be deemed renewed for the Renewal Term at such rate) or (ii) reject the same in which case Tenant shall be deemed to have withdrawn its exercise of the option to renew and this lease shall expire at the end of the initial term of this Lease. Failure by Tenant to provide such election within said ten (10) business day period shall constitute Tenant's election under clause (ii) of the preceding sentence.